Exhibit 99.1

"We provide consumers with affordable, reliable and convenient payment solutions." June 2004

Forward Looking Statements As provided by the safe harbor provision under the "Private Securities Litigation Reform Act of 1995" MoneyGram International cautions that, in addition to historical information contained herein, this presentation includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, or expectations or trends concerning future growth, availability of borrowings, consumer demand, new business, product development, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, tax rates, investment yield impairment, and market risk. Actual results could differ materially from those projected in the forward-looking statements. MoneyGram International's businesses can be affected by a host of risks and uncertainties including, among other things, gains and losses of customers, consumer demand patterns, existing and new competition, industry alliances, consolidation, and growth patterns within the industries in which MoneyGram competes. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including further terrorist activities or war, could affect the forward-looking statements.

Transaction Overview NYSE: MGI SEC Registration: Form 10 Reverse Spin Distribution ratio: 1:1 Expected shares out: 87.2 million Record Date: [TBD] Distribution Date: [TBD] Q204 results and 2004 Guidance: July 29, 2004 MGI historical quarterly financial statements: Q3 2004

Transaction Benefits Affords direct access to capital markets Establishes independent equity currency for acquisitions Provides greater strategic focus Creates pure play payments leader Enhances ability to attract, retain and motivate employees

Management Experience Phil Milne, President and CEO 13 22 Dave Parrin, CFO 2 27 Teri Johnson, General Counsel 6 25 Bill Putney, CIO 10 18 Tony Ryan, GM, Global Funds Transfer 8 18 Mary Dutra, GM, Payment Services 15 33 Dave Albright, CTO 4 28 Cindy Stemper, HR 20 25 No. Years MGI Employee No. Years Total Experience

MoneyGram International, Inc. Our Purpose: To help people and businesses by providing affordable, reliable, and convenient payment services MoneyGram International Value Proposition Our Corporate Values: Respect, Courage, Passion, Integrity, Teamwork

Growth Strategy Providing our worldwide consumers and business partners with a superior value proposition to drive revenue and market share Delivering a superior, reliable, low cost service platform to our business partners and consumers to enhance their profitability and economic benefit Expanding our distribution channels and creating new delivery methods to increase volume and revenue Delivering new payment products and related financial services to complement our product suite Pursuing alliances and acquisitions that complement strategic goals

Rebate, Gift Cert., Other PrimeLink Suite Financial Money Orders Products Money Transfer Retail Money Orders Urgent Bill Payment Global Funds Transfer Payment Services We Operate Two Business Segments

Our Products Meet the Needs of our Customers Distribution Channel Primary Customer Revenue Sources Money Transfer Urgent Bill Payment Money Orders Official Checks

MGI Market Share MGI Remaining Western Union 4.1 119.8 16.8 MGI FDC Post Office Others 325 250 236 50 Money Order2 1IMF Balance of Payments Yearbook 2Based on MGI Estimates MGI FDC Other In-House 0.16 0.3 0.04 0.5 Official Check2 Money Transfer1 (Based on $ transferred) (Based on transaction volume) (Based on $ volume)

NY Check Cashers New Relationships Long Term Relationships Diverse Client Base Focused on Value Proposition

Money Transfer Tremendous International Flow of Money An estimated $140 billion transferred annually around the globe Over $6 billion annual revenue in global money transfer market Projected to grow 7 percent annually Favorable Population Trends Over 175 million migrant workers and immigrants living outside their country of origin 35 million living in the U.S. An estimated 28 percent of U.S. adults are unbanked or underbanked Over 1 million households are formed in the U.S. each year Industry Overview We operate in a large market with compelling growth opportunities

Money Order Seasoned market with very favorable economics Primary payment mechanism for unbanked and underbanked Financial Institution Outsourcing (Official Check) One of two providers in the market FIs continue to outsource Industry Overview

One of two global money transfer providers 160 countries Expanding global distribution network World-class partners Focus on growth in quality agent locations, 68,000 worldwide Co-branding strategy leverages two powerful brands Most flexible technology solution Investing in the business Focus on marketing, sales, product development, and information technology across all global markets Money Transfer is Driving Growth

Growth in agent locations Maximize financial institution relationships Relentless focus on cost structure Value pricing strategy Money Transfer is Positioned for Further Growth 12/1/1998 12/1/1999 12/1/2000 12/1/2001 12/1/2002 Dec-03 Total 26.7 32 38.5 50.3 57.1 61.5 (in thousands)

Strong position in seasoned market Attractive economics Use of paper-based payment instruments is declining Well positioned to capture market share through new agents and strategic opportunities Focused on maximizing cash flow and profitability 63,500 agents and financial institutions Money Orders We are maximizing the value of this business

Float Portfolio ($ in millions) Superior technology platform and outsourcing solutions Serving over 15,000 financial institution branch locations Meaningful cross selling opportunities Official Check Delivering low cost services to financial institutions

New Products New Products Launched Internet MoneyGram e-Money Transfers Yahoo!/MoneyGram New Products in Development PrePaid Debit / Stored Value Cards Electronic payment products Delivering new payment products and financial services

Leveraging our Service Platform Providing innovative technology at the Point-of-Sale for our agents DeltaWorks 4.2 Form-Free Delta T3 Terminal Agent Connect We improve agent productivity with our low cost platform

Pursuing Strategic Alliances and Acquisitions Alliances Financial Institutions Money Transfer Yahoo! Acquisitions Network extension Product extension

Financial Review

1998 1999 2000 2001 2002 Jun 2003 YTD 0 0 0 0 372.7 392.7 431.2 581.9 672.1 760.7 401 Segment Financial Performance *To be provided after Spin-off $ millions Year End 1Q 2004 2003 2002 2001 Revenue Global Funds Transfer $121.0 $450.1 * * Payment Systems 70.3 287.1 * * Segment Total $191.3 $737.2 $707.7 $635.6 Operating Income before restructuring recoveries (charges) and other items: Global Funds Transfer $21.0 $96.8 * * Payment Systems 9.2 15.1 * * $30.2 $111.9 $121.3 $115.6 Operating Margin Global Funds Transfer 17% 22% * * Payment Systems 13% 5% * * Segment Total 16% 15% 17% 18% Segment Total

1998 1999 2000 2001 2002 Jun 2003 YTD 0 0 0 0 372.7 392.7 431.2 581.9 672.1 760.7 401 Financial Performance $ millions Depreciation, Amortization & Capital Expenditure

Pro forma Capitalization PROPRIETARY INFORMATION FURNISHED ON A CONFIDENTIAL BASIS AND IS NOT TO BE DISCLOSED TO ANY PERSON OR ENTITY WITHOUT THE EXPRESS WRITTEN CONSENT OF VIAD CORP. $ millions

Capital Deployment Deploying capital to drive growth and incremental shareholder value Technology enhancements Acquisitions Debt repayment

Investment Highlights Clear strategies for growth Strong, growing and defensible market positions Favorable end-market dynamics Leader in payment services solutions and platforms Significant operating leverage Long-term contracts Attractive financial profile: cash flow, margins, minimal debt, diverse and recurring revenues